Exhibit (2.2)

                                  AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

                  AMENDMENT TO STOCK PURCHASE AGREEMENT dated as of October 12, 1998 (the "Purchase Agreement") (this "Amendment"), among PITNEY BOWES CREDIT CORPORATION, a Delaware corporation ("PBCC"), WATERVIEW RESOLUTION CORP., a Massachusetts corporation formerly known as Colonial Pacific Leasing Corporation (the "Seller"), CPLC II INC., a Delaware corporation ("CPLC"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Buyer").

                                    RECITALS

                  WHEREAS, PBCC, the Seller, CPLC and Buyer have agreed, upon the terms and conditions specified herein, to amend certain provisions of the Purchase Agreement as hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

                  SECTION 1. Defined Terms and Interpretation. (a) The capitalized terms used herein which are defined in the Purchase Agreement, shall have the respective meanings assigned to them in the Purchase Agreement except as otherwise provided herein or unless the context otherwise requires.

                  (b) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (c) No provision in this Amendment shall be interpreted or construed against any Person because that Person or its legal representative drafted such provision.

          SECTION  2.  Amendments  to  the  Purchase  Agreement.   The  Purchase
     Agreement is, effective as of October 30, 1998, amended as follows:

          (a) Section 1.8 of the Purchase Agreement is amended (i) to insert a new clause (vi) which shall read as follows:

                  "and (vi) all liabilities and obligations arising out of, based on or relating to any actions taken by CPLC after the Closing in connection with any reorganization by CPLC after the Closing of the vendor services unit of CPLC and the reassignment, termination or discharge of CPLC Employees who, prior to the Closing, performed services in connection with that unit."

and (ii) by replacing the word "and" that precedes clause (v) with a comma.

                  (b) Section 1.35 of the Purchase Agreement is amended to replace the final phrase in the definition of "Credit Enhancement", "with respect to any Transferred Financing Contract, Program Agreement or Funded Backlog" with the phrase "with respect to any Financing Contract, Program Agreement or Backlog";

                  (c) Subsection 1.51(x) of the Purchase Agreement is amended by replacing the period at the end of such subsection with a semicolon;

                  (d) Subsection 4.1(j)(ii) of the Purchase Agreement is amended and restated in its entirety to read as follows:

                           "(ii) Schedule  4.1(j)(ii) attached hereto separately
                  sets forth all "employee pension plans", as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or Section 412 of the Code, to which the Seller, CPLC or any trades or businesses (whether or not incorporated) which are or have ever been under common control, or which are or have ever been treated as a single employer, with the Seller or CPLC under
                  Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") contributed or has ever been obligated to contribute thereunder at any time during the six (6) years ending on the Closing Date, except that with respect to Seller, during the period beginning with the acquisition of Seller by PBCC or its affiliates and ending on the Closing Date (the "Title IV Plans") and, as of the most recent plan valuation date, the "accumulated benefit obligations", and the "projected benefit obligations" of each Title IV Plan that is currently sponsored by the Seller or any ERISA Affiliate using the actuarial assumptions used by each such plan's actuary for FAS 87 purposes, together with the fair market value of the assets of each such Plan. None of the Title IV Plans is a multiemployer plan, as defined in Section 3(37) of ERISA, or is or has been subject to Sections 4063 or 4064 of ERISA.";

                  (e) Subsection 4.1(j)(vii) of the Purchase Agreement is amended and restated in its entirety to read as follows:

                           "(vii)  Except for payments to J. Byrum,  T. Lewison,
                  T. Mahaffey, J. Manthe, I. Dixon, J. Adler, P. Pazourek and T. Mulvaney under retention agreements which are the sole responsibility of PBCC, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any compensation payment in excess of $10,000 becoming due to any employee (current, former or retired) of the Seller as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than benefit payments under the Plans made in the ordinary course."

          (f) Subsection 4.1(w) of the Purchase Agreement is amended and restated in its entirety to read as follows:

                           "(w) Intentionally Omitted";

                  (g) Subsection 4.2(i) of the Purchase Agreement is amended by adding a comma followed by the word "and" after the words "Benefit Plan" in the second line thereof.

          (h) Subsection 5.6(c) is hereby amended to insert the phrase

                  "; provided, however, that for purposes of clause (y) of this sentence, CPLC may, after the Closing, reorganize the vendor services unit of CPLC and reassign, terminate or discharge not more than three CPLC Employees who, prior to the Closing, performed services in connection with that unit"

at the end of the last sentence of subsection 5.6(c).

          (i) Subsection 5.15(i) of the Purchase Agreement is amended and restated in its entirety to read as follows:

                           "For all  income  tax  purposes,  the  Buyer  and the
                  Seller agree to treat the transactions contemplated herein consistent with the treatment described in Revenue Ruling 70-140 and to allocate the Purchase Price (and assumed liabilities) in accordance with Section 5.3(b) hereof.";

          (j) Annex A to the Purchase Agreement is hereby supplemented to reflect the matters set forth on Exhibit A hereto;

                  (k) Schedule 3.2(c) of the Purchase Agreement is hereby deleted and replaced in its entirety by Exhibit B hereto;

                  (l) Schedule 4.1(e) of the Purchase Agreement is hereby deleted and replaced in its entirety by Exhibit C hereto;

                  (m) Schedule 4.1(j)(ii) of the Purchase Agreement is hereby deleted and replaced in its entirety by Exhibit D hereto; and

                  (n) Schedule 4.2(e) of the Purchase Agreement is hereby deleted and replaced in its entirety by Exhibit E hereto.

                  SECTION 3. Representations and Warranties True. Each party hereto represents and warrants to the other parties hereto that the representations and warranties set forth in the Purchase Agreement are true and correct in all material respects on the date hereof as though made on and as of such date (unless any such representation or warranty expressly relates to an earlier date).

                  SECTION 4. Reference to this Amendment and Effect on Purchase Agreement and any Seller Related Documents. From and after the date hereof, (a) each reference in the Purchase Agreement to "this Agreement," "hereunder," "herein" or words of like import shall mean and be a reference to the Purchase Agreement, as affected and amended hereby and (b) each reference in any Seller Related Documents or any Buyer Related Documents to the "Stock Purchase Agreement," the "Purchase Agreement," "thereunder," "therein" or words of like import shall mean and be a reference to the Purchase Agreement, as amended and affected hereby.

                  (b) The Purchase Agreement, as affected and amended hereby, shall remain in full force and effect and the Purchase Agreement is hereby ratified and confirmed in all respects.

                  SECTION 5. Governing Law; Binding Effect. In all respects, including all matters of construction, validity and performance, this Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York (without regard to conflict of law provisions) and any applicable laws of the United States of America, and shall be binding upon the parties hereto and their respective successors and permitted assigns.

                  SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.



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                  IN WITNESS  WHEREOF,  this Amendment has been duly executed as of the date first written above.


                                                     WATERVIEW RESOLUTION CORP.
                                   (f.k.a. Colonial Pacific Leasing Corporation)

                                                     By:
                                                        ------------------------
                                                   Name:
                                                   Title:

                                                 PITNEY BOWES CREDIT CORPORATION

                                                     By:
                                                        ------------------------
                                                   Name:
                                                  Title:

                                                                    CPLC II INC.

                                                     By:
                                                        ------------------------
                                                  Name:
                                                  Title:



                                            GENERAL ELECTRIC CAPITAL CORPORATION

                                                     By:
                                                        ------------------------
                                                   Name:
                                                  Title:


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                                    Exhibit A


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                                    Exhibit B

                 See Schedule 3.2(c) of the Purchase Agreement.


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                                    Exhibit C

                 See Schedule 4.1(e) of the Purchase Agreement.


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                                    Exhibit D

               See Schedule 4.1(j)(ii) of the Purchase Agreement.


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                                    Exhibit E

                 See Schedule 4.2(e) of the Purchase Agreement.